AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON December 10, 2003

                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             Jaco Electronics, Inc.
             (Exact name of Registrant as specified in its charter)

                                    New York
                         (State or other jurisdiction of
                          incorporation or organization)

                                   11-1978958
                                (I.R.S. Employer
                               Identification No.)

                   145 Oser Avenue, Hauppauge, New York 11788
               (Address of Principal Executive Offices) (Zip Code)

                  Jaco Electronics, Inc. 2000 Stock Option Plan
           Jaco Electronics, Inc. 1993 Non-Qualified Stock Option Plan
       Jaco Electronics, Inc. 1993 Stock Option Plan for Outside Directors
                  Jaco Electronics, Inc. Restricted Stock Plan
                Stock Options Agreement of Joseph F. Hickey, Jr.
                            (Full Title of the Plan)

                            Joel H. Girsky, President
                             Jaco Electronics, Inc.
                                 145 Oser Avenue
                            Hauppauge, New York 11788
                     (Name and Address of Agent For Service)

                                   Copies to:
                             Michael R. Reiner, Esq.
                     Morrison Cohen Singer & Weinstein, LLP
                              750 Lexington Avenue
                            New York, New York 10022
                                 (212) 735-8600

Commission File Numbers of Registration Statements amended and restated pursuant to Rule 429 under the Securities Act of 1933 by this Registration Statement:
                                                                     333-89994
                                                                     333-49877



                         CALCULATION OF REGISTRATION FEE


------------------------ ------------------------ -------------------- ---------------------- ----------------------


Title of Each Class of                             Proposed Maximum      Proposed Maximum
      Securities                                    Offering Price           Aggregate
   to be Registered           Amount to be             Per Share          Offering Price            Amount of
                               Registered                                                       Registration Fee

------------------------ ------------------------ -------------------- ---------------------- ----------------------
   Common Stock, par
 value $.10 per share         215,250(2) (3)             $8.00              $1,722,000               $139.31
------------------------ ------------------------ -------------------- ---------------------- ----------------------

   Common Stock, par            7,000(2) (3)             $6.01                $42,070                 $3.40
 value $.10 per share
------------------------ ------------------------ -------------------- ---------------------- ----------------------

   Common Stock, par          284,500(2) (3)             $2.35               $668,575                $54.09
 value $.10 per share
------------------------ ------------------------ -------------------- ---------------------- ----------------------

   Common Stock, par           93,250(2) (3)           $6.94(1)              $647,155                $52.35
 value $.10 per share
------------------------ ------------------------ -------------------- ---------------------- ----------------------


         TOTAL                600,000(2) (3) (4)                                                     $249.15
------------------------ ------------------------ -------------------- ---------------------- ----------------------

-------------------------
(1) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933 based upon the average of the high and low price for the Common Stock on The Nasdaq National Market on December 5, 2003.

(2) Shares of Common Stock issuable upon the exercise of options granted or to be granted under the Jaco Electronics, Inc. 2000 Stock Option Plan.

(3) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Jaco Electronics, Inc. 2000 Stock Option Plan.

(4) Does not include shares previously registered on Registration Statements on Form S-8, Commission File Numbers 333-89994 and 333-49877, which are amended and restated on a post-effective basis pursuant to Rule 429 under the Securities Act of 1933, as amended, by this Registration Statement on Form S-8, for which filing fees were previously paid in connection with the original filing of those registration statements, and with any amendments relating to increases in the number of shares registered under such registration statements.

                                EXPLANATORY NOTES



o We are filing this Registration Statement on Form S-8 to register 600,000 shares of Common Stock, $0.10 par value per share, issuable upon the exercise of options available for grant pursuant to the Jaco Electronics, Inc. 2000 Stock Option Plan (the "2000 Stock Option Plan").

o This registration statement also registers reoffers and resales of shares of Common Stock issuable upon the exercise of options granted under the 2000 Stock Option Plan that may constitute "control securities" under General Instruction C to Form S-8. These control securities may be reoffered and resold on a continuous or delayed basis in the future under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act").

o Pursuant to Rule 429 under the Securities Act, this registration statement on Form S-8 hereby amends and restates on a post-effective basis the Registration Statements on Form S-8, Commission File Numbers 333-89994 and 333-49877 and the reoffer prospectuses contained in those Registration Statements.

o This registration statement contains two parts. The first part contains a "reoffer prospectus" prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of Form S-8). The second part contains information required in the registration statement pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission. Jaco Electronics, Inc. will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference into the Section 10(a) prospectus as set forth in Form S-8), the other documents required to be delivered to eligible participants pursuant to Rule 428(b) under the Securities Act, and additional information about the 2000 Stock Option Plan. Requests should be directed to Jeffrey D. Gash, Executive Vice President-Finance at Jaco Electronics, Inc., 145 Oser Avenue, Hauppauge, New York 11788. Jaco's telephone number is (631) 273-5500.

                               REOFFER PROSPECTUS



                             JACO ELECTRONICS, INC.

                        1,029,348 SHARES OF COMMON STOCK

         This reoffer prospectus is to be used for the resale of up to 335,000 shares of our Common Stock by the affiliates listed in the "Selling Shareholder" table included in this prospectus, which are issuable upon the exercise of options granted under our 2000 Stock Option Plan; and 694,348 shares of our Common Stock by the affiliates listed in the "Selling Shareholder" table included in this prospectus, which were issued or are issuable upon the exercise of options granted and/or restricted stock issued or to be issued (as applicable) under our 1993 Non-Qualified Stock Option Plan, our Restricted Stock Plan and the Stock Options Agreement of Joseph F. Hickey, Jr. This prospectus also serves to amend and restate the reoffer prospectuses which were included in Registration Statements on Form S-8, File Nos. 333-89994 and 333-49877, which were used to register Common Stock underlying options and restricted stock (as applicable) under our 1993 Non-Qualified Stock Options Plan, our Restricted Stock Plan and the Stock Options Agreement of Joseph F. Hickey, Jr.

         Selling Shareholders may sell their shares of Common Stock through public or private transactions at current market prices, or at previously negotiated prices. Although we will not receive any proceeds when the Selling Shareholders sell their Common Stock to others, we may, however, receive proceeds when the Selling Shareholders exercise their options to acquire such Common Stock.

         Our Common Stock is listed on the Nasdaq National Market under the symbol "JACO." On December 5, 2003, the last reported sale price of our Common Stock was $6.88 per share. Our securities are a speculative investment and involve a high degree of risk.

         SEE "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this Prospectus is December 10, 2003.

                                TABLE OF CONTENTS

Where You Can Find More Information.........................    3
Forward-Looking Statements......................................4
Prospectus Summary..............................................6
Risk Factors....................................................8
Use of Proceeds................................................12
Determination of Offering Price................................12
Selling Shareholders...........................................12
Plan of Distribution...........................................17
Legal Matters..................................................18
Experts........................................................18

                       WHERE YOU CAN FIND MORE INFORMATION

         We are a public company. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room in Washington, D.C. at 450 Fifth Street, N.W., 20549. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Selling Shareholders sell all of their shares of Common Stock. This prospectus is part of a registration statement we filed with the SEC.

1. Annual Report on Form 10-K (File No.: 0-5896), for the fiscal year ended June 30, 2003;

2. Amendment Number 1 to Annual Report on Form 10-K/A, for the fiscal year ended June 30, 2003;

3.   Quarterly  Report on Form 10-Q for the fiscal  quarter ended  September 30,
     2003;

4. Definitive proxy statement filed with the SEC on November 20, 2003 pursuant to Regulation 14A under the Securities Exchange Act of 1934; and

5. The description of our Common Stock set forth in our registration statement on Form 8-A filed under Section 12 of the Securities Exchange Act of 1934 including any amendment or report filed for the purpose of updating any such description.

         You may request a copy of these filings and any or all information that has been incorporated by reference into this prospectus (but not delivered with this prospectus), at no cost, by oral request or by writing to us at the following address:

                             Jaco Electronics, Inc.
                                 145 Oser Avenue
                            Hauppauge, New York 11788
                           Attention: Jeffrey D. Gash
                            Telephone: (631) 273-5500

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The Selling Shareholders will not make an offer of these shares of Common Stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

Forward-Looking Statements

         This prospectus contains forward-looking statements with respect to the financial condition, results of operations and business of Jaco. You can find many of these statements by looking for words like "believes," "expects," "anticipates," "estimates" or similar expressions in this document or in documents incorporated by reference.
         These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following:

o Dependence on a limited number of suppliers for products which generate a significant portion of our sales; o Absence of long-term contracts;

o Strikes or delays in air or sea transportation and possible future United States legislation with respect to pricing and/or import quotas on products imported from foreign countries;

o    Terrorist   attacks  which  create   instability  and  uncertainty  in  the
     electronic components industry;

o General economic downturns in the electronic components industry which may have an adverse economic effect upon manufacturers, end-users of electronic components and electronic components distributors;

o    Volatile pricing of electronic components;

o Competitive pressures in the industry which may increase significantly through industry consolidation and entry of new competitors;

o    Costs  or  difficulties   related  to  the  integration  of  newly-acquired
     businesses which may be greater than expected;

o Limited allocation of products by suppliers which may reduce availability of certain products; and

o    Adverse changes which may occur in the securities markets.

         These and other risks and uncertainties are disclosed from time to time in our filings with the Securities and Exchange Commission, including our periodic reports on Form 10-K and 10-Q, our press releases and in other statements made by or with the approval of authorized personnel.
         Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by them. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this prospectus.

         We do not undertake any obligation to release publicly any updates or revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, new information or future developments.

                               PROSPECTUS SUMMARY

         The summary highlights information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all the information that you should consider before buying shares in this offering. You should read the entire prospectus carefully, including our consolidated financial statements and the related notes incorporated herein by reference.

                                   OUR COMPANY

         We are a distributor of electronic components to industrial original equipment manufacturers and contract manufacturers both nationally and internationally. We also provide contract manufacturing services to our industrial original equipment manufacturers' customers. We distribute products such as semiconductors, capacitors, resistors, electromechanical devices, flat panel displays and monitors and power supplies, which are used in the manufacture and assembly of electronic products, including:

  - telecommunications equipment          - computers and office equipment

  - medical devices and instrumentation   - industrial equipment and controls

  - military/aerospace systems            - automotive and consumer electronics


         We have two distribution centers and 17 strategically located sales offices throughout the United States. We distribute more than 45,000 products from over 100 vendors, including such market leaders as Kemet Electronics Corporation, Samsung Semiconductor, Inc. and Vishay Technology, Inc. to a base of over 7,500 customers through a dedicated and highly motivated sales force. To enhance our ability to distribute electronic components, we provide a variety of value-added services including automated inventory management services, integrating and assembling various custom components with flat panel displays to customer specifications, assembling stock items for our customers into pre-packaged kits, providing contract manufacturing services and programming and testing power supplies and crystal oscillators. Our core customer base consists primarily of small and medium-sized manufacturers that produce electronic equipment used in a wide variety of industries.

         Our executive offices are located at 145 Oser Avenue, Hauppauge, New York 11788, telephone: (631) 273-5500.

                                  THE OFFERING


Securities Offered.....335,000 shares of Common Stock acquired or to be acquired by the Selling Shareholders upon the exercise of options granted to them under our 2000 Stock Option Plan and 694,348 shares of Common Stock acquired or to be acquired by the Selling Shareholders upon the exercise of options granted and/or restricted stock issued or to be issued (as applicable) to them under our 1993 Non-Qualified Stock Option Plan, our Restricted Stock Plan and the Stock Options Agreement of Joseph F. Hickey, Jr. See "Selling Shareholders" and "Plan of Distribution."

Common Stock outstanding as of
December 5, 2003.................................................5,927,082



Risk Factors................The  securities offered hereby involve a high degree of risk. Only investors who can bear the loss of their entire investment should invest. See "Risk Factors."

Use  of  Proceeds......We  will not receive any of the proceeds when the Selling
     Shareholders sell their shares of Common Stock. We may, however, receive proceeds when such Selling Shareholders exercise their options to purchase our Common Stock. We intend to utilize the net proceeds from the exercise of options for general corporate purposes. See "Use of Proceeds."

Dividend Policy........We currently intend to retain all future earnings to fund the development and growth of our business. We do not anticipate paying cash dividends.

Nasdaq National Market Symbol............................."JACO"

                                  RISK FACTORS

         You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing Jaco. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following actually occur, our business could be harmed. In such case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

Risks Related To Our Business

We Are Dependent On A Limited Number Of Suppliers. If One Or More Of Our Largest Suppliers Chooses Not To Sell Products To Us, Our Operating Results Could Suffer.

         We rely on a limited number of suppliers for products which generate a significant portion of our sales. Substantially all of our inventory has and will be purchased from suppliers with which we have entered into non-exclusive distributor agreements which are typically cancelable on short notice. In the fiscal year ended June 30, 2003, products purchased from our two largest suppliers accounted for approximately 38% of our sales. No other supplier accounted for more than nine percent of our sales. While we do not believe that the loss of any one supplier would have a material adverse effect upon us since most products sold by us are available from multiple sources, our future success will depend in large part on maintaining relationships with existing suppliers and developing relationships with new ones. The loss of, or significant disruptions in, relationships with major suppliers could have a material adverse effect on our business, since there can be no assurance that we will be able to replace lost suppliers.

We Do Not Have Long-Term Contracts With Our Customers And, As A Result, Our Customers May Be Able To Cancel, Reduce Or Delay Their Orders Without Penalty.

         We typically do not obtain long-term purchase orders or commitments but instead work with our customers to develop information for lead times for orders and commitments. Based on such information, we make commitments regarding the level of business that we will seek and accept, and the levels and utilization of personnel and other resources. A variety of conditions, both specific to each individual customer and generally affecting each customer's industry, may cause our customers to cancel, reduce or delay orders that were either previously made or anticipated. Generally, our customers may cancel, reduce or delay purchase orders and commitments without penalty on standard products. For nonstandard products, usually non-cancelable orders are accepted, and charges may be assessed which are associated with the cancellation, reduction or delay of such orders. Significant or numerous cancellations, reductions or delays in orders by customers, or any inability by customers to pay for our products could have a material adverse effect on our operating results.

We Are Dependent On Foreign Manufacturers And Subject To Trade Regulations Which Expose Us To Political And Economic Risk.

         A significant number of components sold by us are manufactured by foreign manufacturers. As a result, our ability to sell certain products at competitive prices, could be adversely affected by the following:

         -   increases in tariffs or duties;
         -   changes in trade treaties;
         -   strikes or delays in air or sea transportation; and
         - future United States legislation with respect to pricing and/or import quotas on products imported from foreign countries.

         Our ability to be competitive with respect to sales of imported components could also be affected by other governmental actions and policy changes relating to, among other things, anti-dumping and other international antitrust legislation and adverse currency fluctuations which could have the effect of making components manufactured abroad more expensive. Because we purchase products from United States subsidiaries or affiliates of foreign manufacturers, our purchases are paid for in U.S. dollars, which reduces or eliminates the potential adverse effects of currency fluctuations. While we believe that the factors involving foreign components supply have not adversely impacted our business in the past, there can be no assurance that such factors will not materially adversely affect our business in the future.

At Times Our Industry Is Subject To Supply Shortages. Any Delay Or Inability To Obtain Components May Have An Adverse Effect On Our Operating Results.

         At various times there have been shortages of components in the electronics industry, and certain components, including semiconductor devices, capacitors and flat panel display products, have been subject to limited allocation by some of our suppliers. Although such shortages and allocations have not had a material adverse effect on our operating results, there can be no assurance that any future shortages or allocations would not have such an effect on us.

Our Industry Is Cyclical, Which Causes Our Operating Results To Fluctuate Significantly.

         Our industry has been experiencing a reduction in demand for electronic components. The electronic components distribution industry has historically been affected by general economic downturns, which have often had an adverse economic effect upon manufacturers, end-users of electronic components and electronic components distributors such as Jaco. In addition, the life-cycle of existing electronic products and timing of new product development and introduction can affect demand for electronic components. These market changes have caused in the past, and will likely cause in the future, our operating results to fluctuate.

The Prices Of Our Components Are Subject To Volatility.

         We sell a significant amount of products that have historically experienced volatile pricing. These products include dynamic random access memory ("RAM"), static RAMs and liquid crystal displays ("LCDs"). If market pricing for these products decreases significantly, we may experience periods when our investment in inventory exceeds the market price of such products. These market conditions could have a negative impact on sales and gross profit margins unless and until our suppliers reduce the cost of these products.

Sales To A Group Of Customers Represent A Significant Percent Of Our Sales. The Loss Of These Key Customers Could Affect Our Operating Results.

         Sales to several contract manufacturers, which are directed by one of our customers, accounted for a significant percentage of Jaco's net sales for the fiscal year ended June 30, 2003. If we were to lose this group of customers, or if they were to reduce their level of purchasing, it could have a material adverse effect on our business. In addition, the insolvency or other inability or unwillingness of these customers to pay for our products could have a material adverse effect on our business.

Our Industry Is Highly Competitive And Competition Could Harm Our Ability To Sell Our Products And Services And Thereby Reduce Our Market Share.

         The electronic components distribution and the contract manufacturing industries are highly competitive. In the electronic components distribution industry, we generally compete with local, regional and national distributors and electronic components manufacturers, including some of our own suppliers. In the area of contract manufacturing, we compete against numerous domestic and offshore manufacturers, as well as the in-house manufacturing capabilities of our existing and potential customers. Many of such competitors have greater name recognition and financial and other resources than we do. There can be no assurance that we will continue to compete successfully with existing or new competitors and failure to do so could have a material adverse effect on our operating results.

Our Future Acquisitions Could Be Difficult to Integrate, Disrupt Our Business and Affect Our Operations.

         Our strategy depends, in part, on our ability to identify and acquire compatible electronic components distributors and to integrate the acquired operations. During the fiscal year ended June 30, 2003, we purchased certain assets of the electronics distribution business of Reptron Electronics, Inc. ("Reptron"). There can be no assurance that we will be able to locate appropriate acquisition candidates in the future, and that if candidates are identified, any of such candidates will be acquired or that the operations of acquired candidates will be effectively integrated or prove profitable. The completion of future acquisitions requires the expenditure of sizable amounts of capital and management effort. Moreover, unexpected problems encountered in connection with our acquisitions could have a material adverse effect on us. We could be forced to alter our strategy in the future if suitable acquisition candidates are not available.

We Depend On The Continued Services Of Our Executive Officers, And The Loss Of Key Personnel Could Affect Our Ability To Successfully Grow Our Business.

         We are highly dependent upon the services of our key executive officers. The permanent loss for any reason of one or more of our key executives could have a material adverse effect upon our operating results. While we believe that we would be able to locate suitable replacements for our executives if their services were lost, there can be no assurance that we would, in fact, be able to do so. Our future success will also depend, in part, upon our continuing ability to attract and retain highly qualified personnel.

Our Officers And Directors Have Significant Control Over Us And May Approve Or Reject Matters Contrary To Your Vote.

         Upon completion of the offering, Messrs. Joel H. Girsky and Charles B. Girsky will beneficially own an aggregate of 1,680,000 shares of Common Stock, representing approximately 26.6% of the outstanding shares of Common Stock, assuming that they do not sell any of their shares of Common Stock in the offering. In the event of the exercise of all of their outstanding stock options, after completion of the offering and the sale of all shares of Common Stock which may be offered hereunder by the Girskys, the Girskys would beneficially own an aggregate of 1,006,902 shares of Common Stock, representing approximately 15.9% of the outstanding shares of Common Stock. As a result of such stock ownership and their positions as executive officers and as two of the six directors of Jaco, they are and will continue to be in a position to control the day-to-day affairs of Jaco.

Anti-Takeover Provisions.

         As a New York corporation, we are subject to the New York Business Corporation Law. The New York Business Corporation Law imposes restrictions on the ability of a third party to effect a change in control of Jaco. Pursuant to
Section 912 of the New York Business Corporation Law, except under certain circumstances, we may not engage in a business transaction with any holder of 20% or more of our voting stock, unless our Board of Directors approves the transaction. This may have the effect of delaying, deterring or preventing a change in control of Jaco.

We Are Unable To Predict The Impact That The Continuing Threat Of Terrorism And The Responses To That Threat May Have On Our Business, Prospects, Financial Condition, Results Of Operations And Cash Flows.

         The terrorist attacks in the United States and other countries, have shaken consumer confidence and have disrupted commerce throughout the world. The continuing threat of terrorism in the United States and other countries and heightened security measures, as well as current and any future military action in response to such threat, may cause significant disruption to the global economy, including widespread recession. Such disruptions may result in a general decrease in spending that could decrease demand for electronic components, which could materially and adversely affect our business and results of operations. We are unable to predict whether the continuing threat of terrorism or the responses to such threat will result in any long-term commercial disruptions or whether such terrorist activities or responses will have any long-term material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

                                 USE OF PROCEEDS

         We will not receive any proceeds when the Selling Shareholders sell their Common Stock to others. However, we may receive proceeds when the Selling Shareholders exercise their options to acquire such Common Stock. We intend to use any such proceeds from the exercise of options for general corporate purposes.

                         DETERMINATION OF OFFERING PRICE

         The Selling Shareholders may sell their shares of Common Stock through public or private transactions at current market prices, or at previously negotiated prices.

                              SELLING SHAREHOLDERS

         The shares of Common Stock to which this prospectus relates are being registered for reoffers and resales by the Selling Shareholders who have acquired or may acquire such Common Stock pursuant to the exercise of options granted under our 2000 Stock Option Plan. The Selling Shareholders named below may resell all, a portion or none of their shares of Common Stock, from time to time.

         Participants under our 2000 Stock Option Plan who are deemed to be "affiliates" of Jaco and who may acquire Common Stock under our 2000 Stock Option Plan may be added to the Selling Shareholders listed below from time to time by use of a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act. An "affiliate" is defined in Rule 405 under the Securities Act as a "person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with" Jaco.

         The table below sets forth with respect to each Selling Shareholder who is an affiliate of Jaco, the number of shares of Common Stock beneficially owned before the sale of the Common Stock which may be offered hereunder, the number of shares of Common Stock which may be sold hereunder, the number of shares of Common Stock beneficially owned after the sale of the Common Stock which may be offered hereunder, and the percent of the outstanding shares of Common Stock owned before and after the sale of the Common Stock which may be offered hereunder.

         Pursuant to Rule 429 under the Securities Act of 1933, as amended, this table also serves to amend and restate information about selling shareholders that was previously disclosed on registration statements, Commission File Nos. 333-89994 and 333-49877 associated with our 1993 Non-Qualified Stock Option Plan, our Restricted Stock Plan and the Stock Options Agreement of Joseph F. Hickey, Jr.




                                                                         COMMON STOCK
                                                      COMMON STOCK       WHICH MAY BE
                                   COMMON STOCK       WHICH MAY BE     SOLD PURSUANT TO      COMMON STOCK
                                   BENEFICIALLY     SOLD PURSUANT TO       THE 1993       WHICH MAY BE SOLD
                                   OWNED BEFORE      THE 2000 STOCK      NON-QUALIFIED     PURSUANT TO THE
                                      SELLING        OPTION PLAN AND     STOCK OPTION      RESTRICTED STOCK
            SELLING                 SHAREHOLDER           THIS           PLAN AND THIS      PLAN AND THIS
          SHAREHOLDERS               REOFFER (1)       PROSPECTUS(2)      PROSPECTUS(3)      PROSPECTUS(4)
         ------------               -----------       -------------      -------------      -------------
Joel H. Girsky                     1,126,640(7)          75,000(8)             383,098(9)          37,500(10)
Chairman of the Board,
President and Treasurer
Joseph F. Oliveri                     70,000(11)         40,000(12)             30,000(13)             --

Vice Chairman of the Board and
Executive Vice President
Charles B. Girsky                    553,360(14)         50,000(15)             90,000(16)         37,500(10)
Executive Vice President and
Director
Stephen A. Cohen                      59,683(17)         30,000(18)             11,250(19)             --
Director
Edward M. Frankel                     41,250(20)         30,000(18)             11,250(19)             --
Director
Joseph F. Hickey, Jr.                 57,750(21)         30,000(18)             11,250 (19)            --
Director
Jeffrey D. Gash                       87,298(23)         40,000(12)             30,000(13)         15,000(24)
Executive Vice President and
Secretary
Gary Giordano                         62,500(25)         40,000(12)             15,000(26)          7,500(27)
Executive Vice
President



                                            COMMON STOCK
                                         WHICH MAY BE SOLD
                                          PURSUANT TO THE
                                            STOCK OPTION
                                            AGREEMENT OF        COMMON STOCK        PERCENTAGE OF
                                         JOSEPH F. HICKEY,   BENEFICIALLY OWNED     COMMON STOCK
                                            JR. AND THIS     AFTER REOFFER (1)       OWNED AFTER
                                            PROSPECTUS(5)             (6)           REOFFER (1) (6)
                                           -------------             ---           ---------------
Joel H. Girsky                                        --             631,042          10.2%(7)
Chairman of the Board,
President and Treasurer
Joseph F. Oliveri                                     --                --               --

Vice Chairman of the Board and
Executive Vice President
Charles B. Girsky                                     --             375,860            6.2%
Executive Vice President and
Director
Stephen A. Cohen                                      --              18,433              *
Director
Edward M. Frankel                                     --                  --             --
Director
Joseph F. Hickey, Jr.                             15,000(22)           1,500              *
Director
Jeffrey D. Gash                                       --               2,298              *
Executive Vice President and
Secretary
Gary Giordano                                          --               --              --
Executive Vice
President

----------------------------
*Represents less than 1%.


(1) Does not include shares of Common Stock that may be acquired by the Selling Shareholders upon exercise of options which have not vested within 60 days of the date of this prospectus. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are currently exercisable (that are exercisable within 60 days of the date of this prospectus) have been exercised. The inclusion in this prospectus of the stated number of shares does not constitute a commitment to sell any or all of such shares. The number of shares of Common Stock offered shall be determined from time to time by each Selling Shareholder at his or her sole discretion.

(2) Includes shares of Common Stock underlying options granted to the Selling Shareholders under the 2000 Stock Option Plan, whether or not exercisable as of, or within 60 days of, the date of this prospectus. (3) Includes shares of Common Stock underlying options granted to the Selling Shareholders under the 1993 Non-Qualified Stock Option Plan, whether or not exercisable as of, or within 60 days of, the date of this prospectus. (4) Includes shares of Common Stock issued to the Selling Shareholders under the Restricted Stock Plan. (5) Includes shares of Common Stock underlying options granted to the Selling Shareholder under the Stock Option Agreement of Joseph F. Hickey, Jr. (6) Assumes a base of 5,927,082 shares of Common Stock issued and outstanding as of December 5, 2003.

(7) Includes (i) 173,098 shares of Common Stock acquired pursuant to the exercise of options granted under the 1993 Non-Qualified Stock Option Plan,
     (ii) 210,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the 1993 Non-Qualified Stock Option Plan, (iii) 75,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the 2000 Stock Option Plan, and (iv) 37,500 shares of Common Stock awarded under the Restricted Stock Plan.

(8) Includes 75,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the 2000 Stock Option Plan.

(9) Includes (i) 173,098 shares of Common Stock acquired pursuant to the exercise of options granted under the 1993 Non-Qualified Stock Option Plan, and (ii) 210,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the 1993 Non-Qualified Stock Option Plan.

(10) Includes 37,500 shares of Common Stock awarded under the Restricted Stock Plan.

(11) Includes (i) 30,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the 1993 Non-Qualified Stock Option Plan, and (ii) 40,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the 2000 Stock Option Plan.

(12) Includes 40,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the 2000 Stock Option Plan.

(13) Includes 30,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the 1993 Non-Qualified Stock Option Plan.

(14) Includes (i) 347,815 shares of Common Stock owned by the Girsky Family Trust, (ii) 37,500 shares of Common Stock acquired pursuant to the exercise of options granted under the 1993 Non-Qualified Stock Option Plan, (iii) 52,500 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the 1993 Non-Qualified Stock Option Plan, (iv) 50,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the 2000 Stock Option Plan, and (v) 37,500 shares of Common Stock awarded under the Restricted Stock Plan.

(15) Includes 50,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the 2000 Stock Option Plan.

(16) Includes (i) 37,500 shares of Common Stock acquired pursuant to the exercise of options granted under the 1993 Non-Qualified Stock Option Plan, and (ii) 52,500 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the 1993 Non-Qualified Stock Option Plan.

(17) Includes (i) 7,183 shares of Common Stock owned directly by Mr. Cohen, (ii) 11,250 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the 1993 Non-Qualified Stock Option Plan,
     (iii) 30,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the 2000 Stock Option Plan, and
     (iv) 11,250 shares of Common Stock held as nominee for the law firm of Morrison Cohen Singer & Weinstein, LLP, in which Mr. Cohen is a partner. Mr. Cohen disclaims beneficial ownership of the 11,250 shares except to the extent of his pecuniary interest therein by virtue of his partnership interest in Morrison Cohen Singer & Weinstein, LLP.

(18) Includes 30,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the 2000 Stock Option Plan.

(19) Includes 11,250 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the 1993 Non-Qualified Stock Option Plan.

(20) Includes (i) 11,250 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the 1993 Non-Qualified Stock Option Plan, and (ii) 30,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the 2000 Stock Option Plan.

(21) Includes (i) 15,000 shares of Common Stock acquired pursuant to the exercise of options granted under the Stock Option Agreement with Joseph F. Hickey, Jr., (ii) 11,250 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the 1993 Non-Qualified Stock Option Plan, and (iii) 30,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the 2000 Stock Option Plan.

(22) Includes 15,000 shares of Common Stock acquired pursuant to the exercise of options granted under the Stock Option Agreement of Joseph F. Hickey, Jr.

(23) Includes (i) 30,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the 1993 Non-Qualified Stock Option Plan, (ii) 40,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the 2000 Stock Option Plan, and (iii) 15,000 shares of Common Stock awarded under the Restricted Stock Plan.

(24) Includes 15,000 shares of Common Stock awarded under the Restricted Stock Plan.

(25) Includes (i) 15,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the 1993 Non-Qualified Stock Option Plan, (ii) 40,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the 2000 Stock Option Plan, and (iii) 7,500 shares of Common Stock awarded under the Restricted Stock Plan.

(26) Includes 15,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the 1993 Non-Qualified Stock Option Plan.

(27) Includes 7,500 shares of Common Stock awarded under the Restricted Stock Plan.

                              PLAN OF DISTRIBUTION

         The shares of Common Stock to which this prospectus pertains may be sold or transferred for value by the Selling Shareholders, or by pledges, donees, transferees or other successors in interest to the Selling Shareholders, in one or more transactions on the Nasdaq National Market, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Shareholders may effect such transactions by selling their shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the shares of Common Stock for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions). The Selling Shareholders and any broker-dealers that participate in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares of Common Stock sold by them may deemed to be underwriting discounts and commissions under the Securities Act. The sale of the shares of Common Stock by the Selling Shareholders is subject to the prospectus delivery requirements of the Securities Act.

         We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, we will make copies of this reoffer prospectus available to the Selling Shareholders and have informed them of the possible need for delivery of copies of this reoffer prospectus to purchasers on or prior to sales of the shares offered under this reoffer prospectus. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principal.

         Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under those rules rather than pursuant to this reoffer prospectus.

         Upon notification to us by a Selling Shareholder that any material arrangement has been entered into with a broker or dealer for the sale of shares of Common Stock through a secondary distribution, or a purchase by a supplemented prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Shareholder and the participating broker-dealers, (ii) the number of shares of Common Stock involved, (iii) the price at which such shares are being sold, (iv) the commissions paid or the discounts or concessions allowed to such broker-dealers, (v) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in the Prospectus, as supplemented, and (vi) other facts material to the transactions.

         In addition to any such number of shares of Common Stock sold hereunder, a Selling Shareholder may, at the same time, sell any shares of Common Stock, including the shares of Common Stock to which this prospectus pertains, owned by him or her in compliance with all of the requirements of Rule 144 promulgated under the Securities Act, regardless of whether such shares are covered by this prospectus.

         There is no assurance that any of the Selling Shareholders will sell any or all of the shares of Common Stock offered hereby.

         We will pay all expenses in connection with this offering other than commissions and discounts of underwriters, dealers or agents. All selling and other expenses incurred by individual Selling Shareholders will be borne by such Selling Shareholders.


                                  LEGAL MATTERS

         Morrison Cohen Singer & Weinstein, LLP, New York, New York will pass upon the validity of the shares of Common Stock for us in connection with this offering. Stephen A. Cohen, a member of the firm and a Director of Jaco, currently (i) owns 7,183 shares of Common Stock, (ii) holds options to purchase an additional 41,250 shares of Common Stock, and (iii) holds 11,250 shares of Common Stock as nominee for Morrison Cohen Singer & Weinstein, LLP. Mr. Cohen disclaims beneficial ownership of the 11,250 shares except to the extent of his pecuniary interest therein by virtue of his partnership interest in Morrison Cohen Singer & Weinstein, LLP.


                                     EXPERTS

         The consolidated financial statements and schedule of Jaco Electronics, Inc. as of June 30, 2003 and 2002 and for each of the three years in the period ended June 30, 2003, incorporated in this prospectus by reference from Jaco's Annual Report on Form 10-K for the fiscal year ended June 30, 2003, have been audited by Grant Thornton LLP, independent certified public accountants, as stated in their reports, which are incorporated herein by reference, and has been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


             NO RELIANCE ON INFORMATION NOT CONTAINED IN PROSPECTUS

         No dealer, salesperson or any other individual has been authorized to give any information or to make any representations not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or the Selling Shareholders. This prospectus does not constitute an offer to sell, or a solicitation to buy, any security by any person in any jurisdiction in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances imply that the information in this prospectus is correct as of any time subsequent to the date of this prospectus.

                                1,029,348 SHARES

                             JACO ELECTRONICS, INC.

                                  COMMON STOCK




                                   -----------

                                    PROSPECTUS

                                   -----------








                                December 10, 2003

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         Jaco Electronics, Inc. incorporates by reference the documents listed below into this Registration Statement on Form S-8. All documents subsequently filed by Jaco Electronics, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents:

         1. Annual Report on Form 10-K (File No.: 0-5896), for the fiscal year ended June 30, 2003;

2. Amendment Number 1 to Annual Report on Form 10-K/A, for the fiscal year ended June 30, 2003;

3.   Quarterly  Report on Form 10-Q for the fiscal  quarter ended  September 30,
     2003;

4. Definitive proxy statement filed with the SEC on November 20, 2003 pursuant to Regulation 14A under the Securities Exchange Act of 1934; and

5. The description of our Common Stock set forth in our registration statement on Form 8-A filed under Section 12 of the Securities Exchange Act of 1934 including any amendment or report filed for the purpose of updating any such description.

See the section entitled "WHERE YOU CAN FIND MORE INFORMATION" in the reoffer prospectus filed with this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Morrison Cohen Singer & Weinstein, LLP, New York, New York will pass upon the validity of the shares of Common Stock for us in connection with this offering. Stephen A. Cohen, a member of the firm and a Director of Jaco, currently (i) owns 7,183 shares of Common Stock, (ii) holds options to purchase an additional 41,250 shares of Common Stock, and (iii) holds 11,250 shares of Common Stock as nominee for Morrison Cohen Singer & Weinstein, LLP. Mr. Cohen disclaims beneficial ownership of the 11,250 shares except to the extent of his pecuniary interest therein by virtue of his partnership interest in Morrison Cohen Singer & Weinstein, LLP.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 402 of the Business Corporation Law of the State of New York (the "BCL") provides that a corporation may indemnify its officers and directors (or persons who have served, at the corporation's request, as officers or directors of another corporation) against the reasonable expenses, including attorneys' fees, actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Supreme Court of the State of New York, or any other court in which the suit may be brought, shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification. Our Restated Certificate of Incorporation (the "Charter"), and our Restated By-Laws (the "By-Laws") provide or the elimination of the personal liability of a director to us and to our Shareholders for monetary damages for breach of a fiduciary duty as a director. However, the Charter and By-Laws have not (and are not permitted by statute to have) eliminated the liability of a director for (i) any breach of a director's duty of loyalty to the registrant and its Shareholders; (ii) any acts or omissions not undertaken in good faith or which involve intentional misconduct or a knowing violation of law; (iii) any action under Section 719 of the BCL, including paying a dividend or approving an illegal dividend; or (iv) any transaction from which the director derived an improper personal benefit. The Charter and By-Laws also provide that expenses incurred by an officer or director may be paid in advance of the final disposition of such action, suit or proceeding by us upon the receipt of an undertaking by or on behalf of the director or officer to repay the said amount advanced if a specific determination is made that the officer or director is not entitled to the indemnification. In addition, the By-Laws provide that we may maintain insurance to protect our self and our officers and directors against any liability, cost, payment or expense associated with such indemnification.

         The above description of the BCL and our Charter and By-Laws is not intended to be exhaustive and is qualified in its entirety by such statute, Charter and By-Laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS

  No.    Description
  ---     -----------

5.1      Opinion of Morrison Cohen Singer & Weinstein, LLP

10.22 Jaco Electronics, Inc. 2000 Stock Option Plan (incorporated by reference to Exhibit A to Proxy Statement, mailed to shareholders on November 20, 2000 in connection with Jaco Electronics, Inc's Annual Meeting held on December 12, 2000).

23.1 Consent of Morrison Cohen Singer & Weinstein, LLP (included in Exhibit 5.1 hereto)

23.2 Consent of Grant Thornton LLP

24.1 Power of Attorney (included on the signature page of this Registration Statement)

ITEM 9. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hauppauge, state of New York, on this day of December, 2003.

                                       Jaco Electronics, Inc.

                              By: /s/ Joel H. Girsky
                                      ----------------------
                                       Joel H. Girsky
                                       Chairman of the Board, President
                                          and Treasurer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel H. Girsky and Jeffrey D. Gash, or either of them, each with the power of substitution, his attorney-in-fact, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or choose to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated:


Signature                                     Title                                          Date

                                              Chairman of the Board, President and           December 10, 2003
/s/ Joel H. Girsky                            Treasurer (principal executive officer)
------------------
Joel H. Girsky


                                              Executive Vice President-Finance and           December 10, 2003
/s/ Jeffrey D. Gash
-------------------
Jeffrey D. Gash                               Secretary (principal financial and
                                              accounting officer)


/s/ Joseph F. Oliveri                         Vice Chairman of the Board and Executive       December 10, 2003
---------------------
Joseph F. Oliveri                             Vice President


/s/ Charles B. Girsky                         Executive Vice President and Director          December 10, 2003
----------------------
Charles B. Girsky


                                              Director                                       December 10, 2003
/s/ Stephen A. Cohen
--------------------
Stephen A. Cohen

                                              Director                                       December 10, 2003
/s/ Edward M. Frankel
---------------------
Edward M. Frankel


                                              Director                                       December 10, 2003
/s/ Joseph F. Hickey Jr.
------------------------
Joseph F. Hickey, Jr.



                                  EXHIBIT INDEX

No.    Description



5.1   Opinion of Morrison Cohen Singer & Weinstein, LLP.

10.22 Jaco Electronics, Inc. 2000 Stock Option Plan (incorporated by reference to Exhibit A to Proxy Statement, mailed to shareholders on November 20, 2000 in connection with Jaco Electronics, Inc's Annual Meeting held on December 12, 2000).

23.1 Consent of Morrison Cohen Singer & Weinstein, LLP (included in Exhibit 5.1 hereto).

23.2  Consent of Grant Thornton LLP.

24.1 Power of Attorney (included on the signature page of this Registration Statement)